UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 7, 2015

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2015, on March 18, 2015, the Board of Directors of Lakeland Bancorp, Inc. (the “Company”) adopted the Lakeland Bancorp, Inc. Elective Deferral Plan (the “Elective Deferral Plan”) to enable eligible executives of the Company and Lakeland Bank (collectively, “Lakeland”) to voluntarily elect to defer payment of all or a portion of their base salary and, for years beginning after December 31, 2015, bonuses.

Under the Employment Agreement, dated May 22, 2008, between Lakeland and Thomas J. Shara (the “Shara Employment Agreement”), our President and Chief Executive Officer, Mr. Shara is entitled to severance under certain circumstances that is based on his base salary and bonus payments. Similarly, each of Joseph F. Hurley (our Executive Vice President and Chief Financial Officer), Robert A. Vandenbergh (our Senior Executive Vice President and Chief Operating Officer) and Ronald E. Schwarz (our Executive Vice President and Chief Retail Officer) has entered into a Change in Control Agreement (each, a “Change in Control Agreement” and collectively, the “Change in Control Agreements”) with Lakeland under which he is eligible for severance under certain circumstances that is based on the executive’s base salary and bonus. Messrs. Shara, Hurley, Vandenbergh and Schwarz are each eligible to participate in the Elective Deferral Plan.

In order to prevent deferrals under the Elective Deferral Plan (as well as certain other elective deferrals such as 401(k) plan contributions) from reducing the severance that would otherwise be payable to Mr. Shara under the Shara Employment Agreement, Lakeland and Mr. Shara have entered into an amendment, dated August 7, 2015 (the “Shara Employment Agreement Amendment”), to such Shara Employment Agreement, pursuant to which any severance to which Mr. Shara becomes entitled would be determined based on his base salary and bonuses before reduction for any deferrals under the Elective Deferral Plan or Lakeland’s 401(k) plan or for other elective reductions in pay. Similarly, Lakeland and each of Messrs. Hurley, Vandenbergh and Schwarz have entered into an amendment, dated August 7, 2015 (each, a “Change in Control Agreement Amendment” and collectively, the “Change in Control Agreement Amendments”) to his respective Change in Control Agreement, pursuant to which any severance payable under the Change in Control Agreement would be determined based on each executive’s base salary and bonus before reduction for any deferrals under the Elective Deferral Plan or Lakeland’s 401(k) plan or for other elective reductions in pay. In addition to the change described above, Mr. Hurley’s Change in Control Agreement Amendment also amends the “Contract Period”, as defined in his Change in Control Agreement, to commence the day immediately preceding a Change in Control and ending on the earlier of (i) the second anniversary of the Change in Control, (ii) June 30, 2017, or (iii) the death of the Executive. Prior to the amendment, Mr. Hurley’s Change in Control Agreement provided for the Contract Period to end on the earlier of (i) the second anniversary of the Change in Control, (ii) Mr. Hurley’s attainment of age 65, or (iii) his death.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the Shara Employment Agreement Amendment and the Change in Control Agreement Amendments, which are filed with this Form 8-K as Exhibits 10.1 through 10.4, respectively, and incorporated into this Item 5.02 by reference.

        Item 9.01.     Financial Statements and Exhibits

    (d) Exhibits.

Exhibit 10.1 –	Amendment, dated August 7, 2015, to Employment Agreement, dated May 22, 2008, among Lakeland Bancorp, Inc., Lakeland Bank and Thomas J. Shara.

Exhibit 10.2 –	Amendment, dated August 7, 2015, to Change in Control Agreement, dated March 1, 2001, as amended by agreements dated March 10, 2003 and December 31, 2008, among Lakeland Bancorp, Inc., Lakeland Bank and Joseph F. Hurley.

Exhibit 10.3 –	Amendment, dated August 7, 2015, to Change in Control Agreement, dated March 1, 2001, as amended by agreements dated March 10, 2003 and December 31, 2008, among Lakeland Bancorp, Inc., Lakeland Bank and Robert A. Vandenbergh.

Exhibit 10.4 –	Amendment, dated August 7, 2015, to Change in Control Agreement, dated June 12, 2009, among Lakeland Bancorp, Inc., Lakeland Bank and Ronald E. Schwarz.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/s/ Timothy J. Matteson
Name:	Timothy J. Matteson
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: August 7, 2015

Exhibit Index

Exhibit 10.1 –	Amendment, dated August 7, 2015, to Employment Agreement, dated May 22, 2008, among Lakeland Bancorp, Inc., Lakeland Bank and Thomas J. Shara.

Exhibit 10.2 –	Amendment, dated August 7, 2015, to Change in Control Agreement, dated March 1, 2001, as amended by agreements dated March 10, 2003 and December 31, 2008, among Lakeland Bancorp, Inc., Lakeland Bank and Joseph F. Hurley.

Exhibit 10.3 –	Amendment, dated August 7, 2015, to Change in Control Agreement, dated March 1, 2001, as amended by agreements dated March 10, 2003 and December 31, 2008, among Lakeland Bancorp, Inc., Lakeland Bank and Robert A. Vandenbergh.

Exhibit 10.4 –	Amendment, dated August 7, 2015, to Change in Control Agreement, dated June 12, 2009, among Lakeland Bancorp, Inc., Lakeland Bank and Ronald E. Schwarz.